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10.03

               THIS AGREEMENT dated for reference the September 1, 1999.

BETWEEN:

               SMARTSOURCES.COM TECHNOLOGIES INC., a body corporate duly incorporated pursuant to the laws of the Province of British Columbia and having it registered and records office at Suite 100, 2030 Marine Drive, NorthVancouver, British Columbia,

               ("Smartsources")

                                                               OF THE FIRST PART

AND:           Darryl Cardey.
               Vancouver , British Columbia

               ("Cardey ")

                                                              OF THE SECOND PART

               WHEREAS:

A. Smartsources is in the business of developing and licensing internet technology and trade related software

B. Cardey provides independent consulting services to technology companies who wish to enhance their profile among the investment and financial community.

C.             Smartsources desires to engage Cardey services as herein defined;

D. Cardey desires to render professional services in its field of expertise in relation to Smartsources mandate as a technology company which develops and licenses internet software.

               NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.0            DEFINITIONS

1.1            In this Agreement:

        (1) "the Services" means all of the obligations of Cardey referred to in paragraph 2.1.


2.0            SERVICES TO BE PROVIDED BY CARDEY MANAGEMENT CORP.

        (1) For the term of this Agreement, Cardey shall standby and be available to advise and assist Smartsources in its financial and operational activities and assume the role of Chief Financial officer .

3.0            COMPENSATION

        (1) Smartsources shall pay to Cardey monthly fee of $9,166,plus applicable taxes

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3.2            Cardey shall provide Smartsources with an invoice for each monthly payment.

3.3            Cardey shall be granted 100,000 stock options .

4.0            NON-EXCLUSIVITY

        (1) During the term of this Agreement, Cardey may engage in other business activities, provided such business activities do not conflict with Cardey's obligations to provide the Services. Notwithstanding the foregoing, Cardey., its directors, officers or employees will not provide any services or be an employee of any company that is in competition with Smartsources.

5.0            CARDEY

        (1) Cardey represents and warrants to Smartsources that Cardey has the necessary expertise to perform the Services.


6.0            TERM

6.1 The term of this Agreement shall commence on the 1st day of September , 1999 .

7.0            TERMINATION

7.1 Either party may terminate this agreement by giving 90 day written notice to the other party.


8.0            GENERAL PROVISIONS

        (1) Cardey shall not assign its rights and obligations under this Agreement without the prior written approval of Smartsources, which approval may be withheld. Smartsources may assign its rights and obligations under this Agreement.

8.2            Time shall be of the essence hereof.

        (1) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia, Canada, without regard for its conflict of laws rules. By executing this Agreement, each party irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia, Canada which courts shall have exclusive jurisdiction over the validity, interpretation and enforcement of this Agreement.

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        (2)    Notices shall be delivered to each party at the addresses for each party set out on page 1 of this Agreement or as may be amended from time to time in writing.

        (3) This Agreement may be executed in counterparts which together shall constitute one and the same document.

        (4) If any provision in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision will not be affected or impaired in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

        (5) A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by either party, and such party shall be free to reinstate any such term or condition, with or without notice to the other party.

        (6) This Agreement and the schedule attached hereto, embody the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No term of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change is sought.


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        (7)    All the terms of this Agreement shall be binding upon and enure to the benefit of and be enforceable by the respective heirs, executors, successors and assigns of the parties hereto.

        (8) Whenever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning the plural, feminine, body politic or body corporate and vice versa where the context or the parties hereto so require.

               IN WITNESS WHEREOF the parties have hereunto set their hands and seals on this 1st day of September of 1999.


Smartsources.com Technologies by its         )
authorized signatories:                      )

                                             )
                                             )
Michael Forster                              )
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Authorized Signatory                         )
                                             )
                                             )
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Authorized Signatory                         )




/s/ Darryl Cardey                            )
                                             )
                                             )
                                             )
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Authorized Signatory                         )
                                             )
                                             )
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Authorized Signatory                         )
                                             )